Amendment Agreement to Business Services Agreement

Between

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)

And

Business Instincts Group Inc.

Signed on January 21, 2020

Amendment Date: December 1, 2019

Business Services Agreement to be amended with

USD$1 per month instead of USD$66,750 per month

All other terms of the October 18th, 2017 Consulting Agreement remain in effect.

IN WITNESS OF THE ABOVE the parties have executed this Amendment Agreement with effect from the date first written above.

CurrencyWorks Inc. (Formerly ICOx Innovations, Inc.)		Business Instincts Group Inc.

Per:	/s/ Michael Blum	Per:	/s/ Erika Racicot
	Michael Blum		Erika Racicot